Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2008 RESULTS

~Company Reports In-Line Revenues and $9.9 Million in EBITDA before Non-Cash Charges;
Current Cash Position Approaching $20 Million After Stock Buyback~

AUSTIN, Texas – Nov 6, 2008 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended September 30, 2008.

Financial Highlights
For the third quarter ended September 30, 2008:

▪	Revenues increased 10% to $58.3 million compared to $53.1 million during the third quarter of 2007;
▪	Services revenue, excluding reimbursable expenses, increased 9% to $52.5 million compared to $48.4 million during the third quarter of 2007;
▪
Earnings per share on a fully diluted basis decreased 53% to $0.07 from $0.15 per share during the third quarter of 2007.  Third quarter 2008 earnings per share included a one-time non-cash charge of $0.9 million (or $0.02 per share) related to the write-off of deferred offering costs incurred and paid in 2005 and a non-cash charge of $1.5 million (or $0.03 per share) as a result of an incremental reserve for doubtful accounts receivable.  Excluding these non-cash charges, earnings per share was $0.12 for the third quarter 2008 (see attached schedule detailing this calculation);

▪
Non-GAAP earnings per share on a fully diluted basis (see attached schedule which reconciles to GAAP earnings per share) decreased 24% to $0.16 from $0.21 per share on a fully diluted basis during the third quarter of 2007.  Excluding the incremental reserve for doubtful accounts receivable and the write-off of deferred offering costs, non-GAAP earnings per share on a fully diluted basis was $0.19 for the third quarter 2008 (see attached schedule detailing this calculation);

▪
Net income decreased 51% to $2.2 million for the third quarter of 2008 from $4.5 million for the third quarter of 2007.  Excluding the non-cash charges described above, net income was $3.7 million for the third quarter of 2008 (see attached schedule detailing this calculation);

▪
EBITDA  (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 34% to $6.1 million from $9.2 million during the third quarter of 2007.  EBITDA included GAAP non-cash stock compensation expense of approximately $2.2 million and $1.5 million in the third quarter of 2008 and 2007, respectively.  Excluding the incremental reserve for doubtful accounts receivable and the impact of increased stock compensation, EBITDA would have been $9.9 million in the third quarter of 2008 compared to $10.7 million in the third quarter of 2007 (see attached schedule detailing this calculation);

▪
Gross margin for services revenue, excluding reimbursable expenses and stock compensation expense, was 37.1% compared to 39.2% in the third quarter of 2007.  The decline in gross margins is primarily a result of lower utilization;

▪	Gross margin for software and hardware revenue was 15.5% compared to 27.5% in the third quarter of 2007;
▪
The Company continued to generate strong operating cash flow in the third quarter of 2008 and had a cash balance of $15.6 million at September 30, 2008.  The cash balance is currently approaching $20 million; and

▪
The Company repurchased 637,000 shares of its stock in the third quarter at a cost of $4.8 million.  Since the end of the quarter we have purchased an additional 91,000 shares bringing the total shares purchased to date to 728,000 shares at a total cost of $5.3 million.

"Q3 was a solid quarter in a mixed economic environment.  Revenues were in line with guidance and cash flow was healthy, with annualized EBITDA excluding stock compensation and non-cash charges running at approximately $40 million," said Jack McDonald, Perficient's chairman and chief executive officer. "Our balance sheet remains at record levels, with $54 million in net current assets (including $15 million in cash at quarter end and almost $20 million currently) and zero debt drawn under our new $50 million credit facility.”

 "Given the current economic environment, we have proactively taken two steps to improve our balance sheet.  First, we performed a detailed review of the impact of the current economic environment on our clients and accounts receivable and increased our reserve for doubtful accounts receivable by $1.5 million," added Mr. McDonald.  "On an overall basis our accounts receivable are high quality, with bad debt expense historically less than one-half of one percent over the past several years.  Second, given our strong balance sheet, zero debt and positive EBITDA, and that we are a net buyer of our common shares through our stock repurchase program and do not plan any near-term stock issuances, we have written down $940 thousand of deferred offering costs that were incurred, paid and capitalized back in 2005 to file and register a shelf registration statement.  The non-cash charges resulting from these steps do not affect our current actual cash position."

“Finally, we believe our stock price is significantly undervalued and accordingly have, over the past 90 days, repurchased approximately $5 million of our common shares under our previously authorized $10 million stock repurchase plan. We intend to continue making measured repurchases under the plan."

Other Third Quarter 2008 Highlights
During the third quarter, Perficient:

-- Added new customer relationships and follow-on projects with leading companies including: Abercrombie & Fitch, Blue Cross Blue Shield Florida, Fifth Third Bank, Freeport LNG, Northrop Grumman Corporation, Plains All American Pipeline, Payless Shoes, MetroSplash, Travelex, The Men’s Wearhouse, UNUM and HealthMarkets;

-- Repurchased 637,000 shares under its previously announced stock repurchase program;

-- Was named to both the 2008 CRN Fast Growth and Fortune Magazine 100 Fastest-Growers Lists; and

-- Was named to Microsoft’s exclusive National Systems Integrator Partner Program.

“Perficient continued to execute efficiently during the third quarter,” said Jeff Davis, Perficient president and chief operating officer. “Closed deal signings and average deal size increased over the prior year quarter. Utilization remained within our target range and improved substantially as the quarter progressed. We’re optimistic that our efforts to build out industry vertical practices, increase the utilization of our Global Development Center in China, and focus on the integration work we believe will emerge from the significant consolidation underway in the financial services and banking industries will contribute to organic growth in 2009.”

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its fourth quarter 2008 services and software revenue, including reimbursed expenses, to be in the range of $52.3 million to $57.5 million, comprised of $50.5 million to $53.5 million of revenue from services including reimbursed expenses and $1.8 million to $4.0 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent a decrease in services revenue of 7% to 12% from the fourth quarter of 2007.

Conference Call Details
Perficient will host a conference call regarding third quarter 2008 financial results today at 9:00 a.m. EST.

WHAT: Perficient Third Quarter 2008 Results
WHEN: Thursday, November 6th, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-680-0892 (U.S. and Canada) 617-213-4858 (International)
PARTICIPANT PASSCODE: 55061231
REPLAY TIMES: Thursday, November 6, 2008, at 11:00 a.m. EST, through Thursday, August 13, 2008
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 16071061

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle Certified Partner. For more information, please visit www.perficient.com.

###

Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to third quarter of 2008 financial results and business outlook for 2008.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue
Services	$52,510	$48,387	$158,242	$137,645
Software and hardware	2,290	1,582	6,072	9,469
Reimbursable expenses	3,506	3,115	10,415	8,614
Total revenue	58,306	53,084	174,729	155,728

Cost of revenue
Project personnel costs	31,734	28,609	96,641	81,580
Software and hardware costs	1,936	1,147	5,133	7,944
Reimbursable expenses	3,506	3,115	10,415	8,614
Other project related expenses	1,301	822	3,667	2,228
Stock compensation	653	345	1,996	1,079
Total cost of revenue	39,130	34,038	117,852	101,445

Gross margin	19,176	19,046	56,877	54,283

Selling, general and administrative	11,451	8,713	30,587	26,680
Stock compensation	1,596	1,116	4,787	3,385
	6,129	9,217	21,503	24,218

Depreciation	535	371	1,629	1,069
Amortization	1,192	1,277	3,623	3,103
Income from operations	4,402	7,569	16,251	20,046

Interest income	178	79	383	191
Interest expense	-	-	(13)	(65)
Other income (expense)	(903)	1	(948)	10
Income before income taxes	3,677	7,649	15,673	20,182
Provision for income taxes	1,501	3,108	6,432	8,467
Net income	$2,176	$4,541	$9,241	$11,715

Basic net income per share	$0.07	$0.16	$0.31	$0.42

Diluted net income per share	$0.07	$0.15	$0.30	$0.39

Shares used in computing basic
net income per share	29,499	28,258	29,584	27,644
Shares used in computing diluted
net income per share	30,435	30,324	30,641	29,869

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash	$15,553	$8,070
Accounts and note receivable, net	49,809	50,855
Prepaid expenses	1,549	1,182
Other current assets	3,197	4,142
Total current assets	70,108	64,249
Net property and equipment	2,670	3,226
Net Goodwill	104,327	103,686
Net intangible assets	14,195	17,653
Deferred income taxes	1,144	-
Other non-current assets	1,348	1,178
Total assets	$193,792	$189,992

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,841	$4,160
Other current liabilities	13,040	18,721
Total current liabilities	15,881	22,881
Deferred income taxes	-	1,549
Total liabilities	15,881	24,430

Stockholders' equity:
Common stock	30	29
Additional paid-in capital	196,922	188,998
Accumulated other comprehensive loss	(148)	(117)
Treasury stock, at cost	(4,786)	-
Accumulated deficit	(14,107)	(23,348)
Total stockholders' equity	177,911	165,562
Total liabilities and stockholders' equity	$193,792	$189,992

About Non-GAAP Financial Measures

Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options, restricted stock awards, and retirement savings plan contributions, the amortization of purchased intangible assets, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information as that used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation and Retirement Savings Plan Contributions

Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Similar to stock-based compensation under SFAS 123R, the expense incurred by Perficient to issue its shares as a retirement savings plan contribution is a non-cash expense.  Perficient has also excluded this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets

Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items, for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Write-off of Deferred Offering Costs

During the third quarter 2008, Perficient incurred a non-cash charge to write off deferred offering costs associated with a shelf registration statement.   Perficient management determined there was no intent to use the shelf registration to complete an offering in the near term and as a result, these costs were required to be expensed.  Perficient has excluded this charge from its calculation of non-GAAP net income and non-GAAP net income per share.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP Net Income	$2,176	$4,541	$9,241	$11,715
Additions:
Provision for income taxes	1,501	3,108	6,432	8,467
Amortization	1,192	1,277	3,623	3,103
Stock compensation	2,249	1,461	6,783	4,464
Write-off of deferred offering costs	942	-	942	-
Non-GAAP Net Income Before Tax	8,060	10,387	27,021	27,749
Income tax for non-GAAP items (1)	(3,224)	(4,103)	(10,835)	(11,127)
Non-GAAP Net Income	$4,836	$6,284	$16,186	$16,622

GAAP Net Income Per Share (diluted)	$0.07	$0.15	$0.30	$0.39
Non-GAAP Net Income Per Share (diluted)	$0.16	$0.21	$0.53	$0.56
Shares used in computing net income per share (diluted)	30,435	30,324	30,641	29,869

(1) The estimated non-GAAP effective tax rate of 40.0% and 39.5% for the three months ended September 30, 2008 and 2007, respectively, and 40.1% for the nine months ended September 30, 2008 and 2007, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP Net Income	$2,176	$4,541	$9,241	$11,715
Additions:
Provision for income taxes	1,501	3,108	6,432	8,467
Other	903	(1)	948	(10)
Interest expense, net of income	(178)	(79)	(370)	(126)
Amortization	1,192	1,277	3,623	3,103
Depreciation	535	371	1,629	1,069
EBITDA (1)	$6,129	$9,217	$21,503	$24,218

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

Three Months Ended September 30,
2008
GAAP Net Income	$2,176
Additions:
Increase in reserve for doubtful accounts receivable	1,546
Write-off of deferred offering costs	942
Provision for income taxes	1,501
Net income, adjusted for non-cash charges before tax	6,165
Income tax for non-cash charges (1)	(2,515)
Net income, adjusted for non-cash charges	$3,650

GAAP Net Income Per Share (diluted)	$0.07
Net Income Per Share, adjusted for non-cash charges (diluted)	$0.12
Shares used in computing net income per share (diluted)	30,435

(1) The effective tax rate of 40.8% for the three months ended September 30, 2008 has been used to calculate the provision for income taxes for Net Income, adjusted for non-cash charges.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
EBITDA (1)	$6,129	$9,217
Additions:
Increase in reserve for doubtful accounts receivable	1,546	-
Stock compensation	2,249	1,461
EBITDA, adjusted for non-cash charges	$9,924	$10,678

Annualized EBITDA, adjusted for non-cash charges	$39,696	$42,712

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

Three Months Ended September 30,
2008
GAAP Net Income	$2,176
Additions:
Provision for income taxes	1,501
Amortization	1,192
Stock compensation	2,249
Write-off of deferred offering costs	942
Increase in reserve for doubtful accounts receivable	1,546
Non-GAAP net income, adjusted for non-cash charges before tax	9,606
Income tax for non-GAAP and non-cash items (1)	(3,842)
Non-GAAP net income, adjusted for non-cash charges	$5,764

GAAP Net Income Per Share (diluted)	$0.07
Non-GAAP Net Income Per Share, adjusted for non-cash charges (diluted)	$0.19
Shares used in computing net income per share (diluted)	30,435

(1) The estimated non-GAAP effective tax rate of 40.0% for the three months ended September 30, 2008 has been used to calculate the provision for income taxes for non-GAAP purposes.